UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 25, 2023

Liberty Global plc
(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35961	98-1112770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

Griffin House, 161 Hammersmith Rd, London, United Kingdom
W6 8BS
(Address of Principal Executive Office)

+44.208.483.6449 or 303.220.6600
(Registrant’s telephone number, including area code)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Class A ordinary shares	LBTYA	Nasdaq Global Select Market
Class B ordinary shares	LBTYB	Nasdaq Global Select Market
Class C ordinary shares	LBTYK	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Directors

Liberty Global plc (“Liberty Global”) has scheduled its 2023 Annual General Meeting of Shareholders (the “2023 Annual Meeting”) for June 14, 2023. At the meeting, among other items, the Class I directors of the board of directors of Liberty Global (the “Board”) will be elected for a three-year term, subject to shareholder approval. Miranda Curtis CMG and J David Wargo are the nominees for re-election.

John W. Dick has been a key contributor to the Board of Liberty Global and its predecessors, having been a Board member for almost 20 years. Mr. Dick has indicated to the Board that he will not be putting himself forward for another director term and will be retiring from the Board. Mr. Dick will continue to serve on the Board until the expiration of his current term as a Class I director at the 2023 Annual Meeting. Mr. Dick has been an outstanding Board member and his retirement as a director of Liberty Global is not the result of any dispute or disagreement with Liberty Global or the Board.

(e) Compensatory Arrangements of Certain Officers.

Extension of Expiration Term on certain SARs and Options

Liberty Global has historically issued share appreciation rights (“SARs”) and options with seven-year contractual terms. In 2019, the Company changed its policy to provide that all new equity grants would have ten-year contractual terms in order to more closely align with common market practice. Effective April 25, 2023, the Company’s Compensation Committee and Nominating and Corporate Governance Committee approved the extension of the expiration dates of employee SARs and director options granted in each of 2016, 2017 and 2018 from the seventh anniversary to the tenth anniversary of the original grants to align with current Company and industry practice and to further incentivize the achievement of Company objectives. The extension of the SAR and option expiration dates applies to SARs or options owned by persons who were employees or directors, respectively, of the Company as of April 25, 2023.

The exercise prices of the 2016, 2017 and 2018 SARs will not change; they have exercise prices ranging from $30.47 to $32.81 (for 2016), $28.83 to $37.45 (for 2017) and $25.98 to $30.14 (for 2018) in Class A ordinary shares and from $29.64 to $31.65 (for 2016), $27.85 to $36.32 (for 2017) and $25.44 to $29.07 (for 2018) in Class C ordinary shares (after taking into account adjustments for stock splits, share dividends, etc.). For the Company’s named executive officers and directors, the exact number of SARs and options, respectively, and their exercise prices are shown in Form 4 filings previously made.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Exhibit Name

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL PLC

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: April 27, 2023